UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2014

AMERICAN LIBERTY PETROLEUM CORP.
(Exact name of Registrant as specified in charter)

Nevada	000-54004	98-0599151
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11251 Richmond Avenue, Suite F101
Houston, Texas	77082
(Address of Principal Executive Offices)	(Zip Code)

(281) 600 - 6000
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the 8-K is being filed to disclose the exemption from registration that was relied upon when issuing the equity securities without registration.

Item 1.01 Entry into a Material Definitive Agreement.

September 1, 2014 we signed a letter of intent to acquire Avant Diagnostics Inc., a Nevada corporation with headquarters at 8561 East Anderson Drive, Suite 104, Scottsdale, AZ 85255. The letter of intent was approved by our board of directors prior to signing but was not approved by Avant’s board of directors until September 10, 2014. Avant Diagnostics Inc. is a medical technology company developing cutting edge medical tests, including OvaDx®, a Pre-Symptomatic Ovarian Cancer Screening Test.

Effective October 1, 2014, we modified the closing date specified in the letter of intent and amended the provisions with respect to due diligence by the parties.

Item 3.02 Unregistered Sales of Equity Securities.

Effective October 1, 2014 we issued a total of three million Common Stock shares, ratably, to three major shareholders in exchange for 68,469,993 outstanding Common Stock shares that were cancelled and returned to the status of authorized and unissued shares. The shares were issued without registration under the Securities Act of 1933 in reliance on the exemption from registration under Section 3(a)9 of the Securities Act as a transaction involving the exchange of securities of the same issuer as well as Section 4(a)2 and Rule 506(b) as an offering and sale without public solicitation.

Item 9.01 Financial Statements and Exhibits

99.01 Press release for share exchange

99.02 Amendment #1 to Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LIBERTY PETROLEUM CORP. (Registrant)

Signature	Title	Date

/s/ Robert C. Rhodes	Chief Executive Officer	October 3, 2014
Robert C. Rhodes